UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CHEMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	31-0791746
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
255 E. Fifth Street, Suite 2600, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip code)

2025 STOCK INCENTIVE PLAN

(Full title of the plan)

Brian C. Judkins

255 E. Fifth Street, Suite 2600

Cincinnati, Ohio 45202

(Name and address of agent for service)

(513)  762-6690

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer (as defined in Rule 12b-2 of the Exchange Act).

Large Accelerated Filer	☒	Accelerated Filer	☐	Non-accelerated Filer	☐	Smaller Reporting Company	☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended the extended transition period for complying with a new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act  ☐

EXPLANATORY NOTE

The stockholders of Chemed Corporation (the “Registrant”) approved the Chemed Corporation 2025 Stock Incentive Plan (the “2025 Plan”) on May 19, 2025 (the “Effective Date”).  As provided in the 2025 Plan, 1,100,000 shares of common stock, par value $1.00 per share (“Shares”), are available for issuance thereunder.  The purpose of this registration statement is to register the Shares for future issuance under the 2025 Plan.

PART I

Item 1.  Plan Information

        The information required by Item 1 is included in documents sent or given to participants in the 2025 Plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.  Registrant Information and Employee Plan Annual Information

        The information required by Item 2 is included in documents sent or given to participants in the 2025 Plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

        The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement.

(1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2024; filed with the Commission on February 28, 2025, as subsequently amended on April 1, 2025.

(2) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the Commission on April 28, 2025;

(3) The Registrant’s current reports on Form 8-K filed with the Commission on February 26, 2025 and April 23, 2025;

        (4) The Registrant's Proxy Statement dated April 7, 2025; and

(5) The "Description of Capital Stock" incorporated by reference in the Registrant's Registration Statement on Form S-3 filed on November 26, 1991, including any amendments or reports filed to update such description.

All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the Shares offered have been sold or that deregisters all of such Shares then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of the filing of such reports and documents.  Unless expressly incorporated into this registration statement, a report furnished but not filed on Form 8-K shall not be incorporate by reference into this registration statement to the extent furnished but not filed.

Item 4.  Description of Securities

        N/A

Item 5.  Interest of Named Experts and Counsel

Legal matters in connection with the issuance of the Registrant 's Capital Stock offered hereby have been passed upon by Brian C. Judkins, 255 East 5th Street, Suite 2600, Cincinnati, Ohio 45202. Mr. Judkins is Vice President, Chief Legal Officer and Secretary, and a stockholder of the Registrant, and is eligible to participate in the 2025 Plan.

Item 6.  Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below, and the certificate of incorporation and the By-Laws of the Registrant.

The Certificate of Incorporation and By-laws of the Registrant, and separate Indemnity Agreements, provide for the indemnification of each director and officer of the Registrant in connection with any claim, action, suit or proceeding brought or threatened by reason of his position with the Registrant. In addition, the General Corporation Law of the State of Delaware ("Delaware Law") including sections 102(b) and 145, permits the Registrant to indemnify its directors, officers and others against judgments, fines, amounts paid in settlement and attorneys' fees resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified in the Delaware Law. The Registrant also maintains directors and officers liability insurance for the benefit of its directors and officers.

Item 7.  Exemption from Registration Claimed

        N/A

Item 8.  Exhibits.

Page Number or

Incorporation

                      Numberby Reference

                      Under Item 601                                          File Number and

Exhibit           Regulation                                                        Filing Date

Number          S-K

4.1                (4)            Certificate of Incorporation        Form S-3

                                                                       Reg. No. 33-44177

                                                                       11/26/91

4.2                (4)            Amendment to Certificate of Incorporation        Form S-8

                                   Reg. No. 333-109104

                                                                       09/25/03

4.3                (4)            Amendment to Certificate of Incorporation          Form S-4

                                   Reg. No. 333-115668

                                                                       05/20/04

4.4                (4)           Amendment to Certificate of Incorporation          Form 8-K

                                   05/16/06

4.5                (4)            By-Laws                           Form 8-K

                                                                      12/09/22

4.6                (4)            2025 Stock Incentive Plan

4.7                (4)            Form of Option Grant

4.8                (4)            Form of Performance Based Stock Award

  5                (5)            Opinion and Consent of Counsel

 23               (23)           Consent of Independent Registered Public

                                     Accounting Firm

 24               (24)           Powers of Attorney

 107             (107)        Filing Fee Table

Item 9.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs 1(a)(1)(i) and 1(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(a)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under “Item 6—Indemnification of Directors and Officers,” or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 20, 2025.

                                CHEMED CORPORATION

                                By:  /s/ Michael D. Witzeman

                                        Michael D. Witzeman

                                       Executive Vice President, Controller and

                                       Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                             Date

/s/ Kevin J. McNamara         President and Chief Executive Officer                     May 20, 2025

Kevin J. McNamara              (Principal Executive Officer)

/s/ Michael D. Witzeman         Executive Vice President,                          May 20, 2025

Michael D. Witzeman            Controller and Chief Financial Officer

   (Principal Financial Officer)

Ron DeLyons*                  Eileen P. McCarthy*               DIRECTORS

Christopher J. Heaney*John M. Mount Jr.*

Thomas C. Hutton*George J. Walsh III*

Andrea R. Lindell*

/s/ Brian C. Judkins                                             May 20, 2025

Brian C. Judkins

Vice President, Chief Legal Officer and Secretary

*Brian C. Judkins signing his name hereto signs this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed, filed with the Securities and Exchange Commission.

                                      /s/ Brian C. Judkins

                                      Brian C. Judkins, Attorney-in-Fact

INDEX TO EXHIBITS

Page Number

or

Incorporation by Reference

	Number
	Under Item 601		File Number
Exhibit	Regulation		and	Previous
Number	S-K		Filing Date	Exhibit
4.1	(4)	Certificate of Incorporation	Form S-3	4.1
			Reg. No.
			33-44177
			11/26/91

4.2	(4)	Amendment to Certificate of Incorporation	From S-8	4.1.1
			Reg. No.
			333-109104
			09/25/03

4.3	(4)	Amendment to Certificate of Incorporation	From S-4	3.3
			Reg. No.
			333-115668
			05/20/04

4.4	(4)	Amendment to Certificate of Incorporation	From 8-K	3.1
			05/16/06

4.5	(4)	By-Laws	From 8-K	3.1
			12/09/22

4.6	(4)	2025 Stock Incentive Plan

4.7	(4)	Form of Option Grant

4.8	(4)	Form of Performance Based Stock Award

5	(5)	Opinion and Consent of Counsel

23	(23)	Consent of Independent Registered Public Accounting Firm

24	(24)	Power of Attorney

107	(107)	Filling Fee Table